Exhibit 99.4

YOU ARE URGED TO READ THE ACCOMPANYING NOTICE OF SPECIAL MEETINGS OF DOMTAR INC. DEBENTUREHOLDERS AND INFORMATION CIRCULAR, INCLUDING THE SCHEDULES ATTACHED THERETO, BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

Domtar Inc.

Letter of transmittal for

registered holders of Domtar Inc. Canadian debentures

Description of Domtar Inc. Debt Securities	CUSIP No.
10% Debentures due 2011	257561AK6
10.85% Debentures due 2017	257561AL4

Holders (collectively, the “Debentureholders”) of (i) the 10% debentures due 2011 of Domtar Inc. (the “10% Debentures”) and (ii) the 10.85% debentures due 2017 of Domtar Inc. (the “10.85% Debentures” and together with the 10% Debentures, the “Domtar Inc. Canadian Debentures”) whose debentures are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for instructions and assistance in delivering those Domtar Inc. Canadian Debentures as contemplated by this Letter of Transmittal. Debentureholders who hold their Domtar Inc. Canadian Debentures in bearer form are advised to contact the Computershare Trust Company of Canada (telephone: 1-800-245-4053) (the “Trustee”) for instructions regarding how to complete this Letter of Transmittal.

This Letter of Transmittal is for use by registered holders of 10% Debentures and 10.85% Debentures in connection with the proposed amendments to the indentures pursuant to which each such series of debentures was issued (together, the “Domtar Inc. Canadian Indentures”) to provide Domtar Corporation with the right to acquire, at any time, all outstanding 10% Debentures and 10.85% Debentures in consideration for the issuance of an equal principal amount of Domtar Corporation’s newly issued Canadian dollar denominated debt securities (collectively, the “Domtar Corp. C$ Notes”) (except as described in the Circular (defined below) with respect to Coupon Securities), bearing interest at the same rate and maturing on the same date as the 10% Debentures and 10.85% Debentures which are acquired, respectively (the “Amendments”), which Amendments are being submitted for approval at the meetings of holders of 10% Debentures and holders of 10.85% Debentures to be held on November 14, 2007 (collectively, the “Debentureholders’ Meetings”). Debentureholders are referred to the Notice of Meetings of Debentureholders and Information Circular dated October 17, 2007 (the “Circular”) that accompanies this Letter of Transmittal. Debentureholders are advised that in the event Domtar Corporation exercises its rights to acquire Domtar Inc. Canadian Debentures, upon delivery of Domtar Corp. C$ Notes to or for the benefit of Debentureholders, such Debentureholders shall be paid an amount in cash by Domtar Inc. representing accrued and unpaid interest relating to the relevant series of Domtar Inc. Canadian Debentures up to (but not including) the date of acquisition (the “Accrued Interest”) (except as described in the Circular with respect to Coupon Securities). Terms used but not defined in this Letter of Transmittal that are defined in the Circular have the respective meanings set out in the Circular.

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, should be delivered in person or by courier or sent by registered mail to Computershare Investor Services Inc. at one of the addresses set forth on the back page of this Letter of Transmittal before 5:00 p.m. (Montréal time) on October 30, 2007 or, if either of the Debentureholders’ Meetings is adjourned or postponed, before 5:00 p.m. (Montréal time) on the business day before the date the adjourned or postponed applicable Debentureholders’ Meeting is to be reconvened. In order to receive certificates representing the Domtar Corp. C$ Notes, Debentureholders are required to complete and deliver this Letter of Transmittal, together with their certificates representing the 10% Debentures and/or the 10.85% Debentures, and any coupons relating thereto, as the case may be, in accordance with the instructions contained herein. If Domtar Corporation exercises its right to acquire all 10% Debentures and/or all 10.85% Debentures, as the case may be, until such time as a duly completed Letter of Transmittal, together with certificates representing the 10% Debentures and/or the 10.85% Debentures, as the case may be, are delivered as contemplated herein, the Trustee shall hold, for the benefit of the Debentureholders, certificates representing the Domtar Corp. C$ Notes. Delivery of this Letter of Transmittal other than as set forth above will not constitute valid delivery.

TO: AND TO:	DOMTAR INC. DOMTAR CORPORATION

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., at its addresses set out at the back of this Letter of Transmittal

Description of Domtar Inc. Canadian Debentures transmitted

In accordance with the terms and conditions described in the Circular, the undersigned hereby deposits with you, for exchange upon the exercise by Domtar Corporation of its right to acquire Domtar Inc. Canadian Debentures, the enclosed certificate(s) for Domtar Inc. Canadian Debentures (including any coupons relating thereto), details of which are as follows:

Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Principal Amount of 10% Debentures deposited with this Letter of Transmittal	Principal Amount of 10.85% Debentures deposited with this Letter of Transmittal

Note: If space is insufficient, please attach a separate schedule to this Letter of Transmittal as outlined in Instruction 6(a).

Notwithstanding anything contained in this Letter of Transmittal, holders of Coupon Securities (as defined in the applicable Domtar Inc. Canadian Indenture) are advised that if any Coupon Security acquired by Domtar Corporation shall not be accompanied by all appurtenant coupons maturing after the Exchange Date in accordance with the terms of the applicable Supplemental Indenture, the principal amount of Domtar Corp. C$ Notes to be delivered to the Trustee for and on behalf of the holder of such Coupon Security shall be reduced by an amount equal to the present value of all such missing coupons discounted at a rate of 5% per annum from the date on which interest is payable with respect to each such missing coupon to (but excluding) the Exchange Date, provided, however, that the surrender of such missing coupon or coupons may be waived by Domtar Inc. and the Trustee if there shall be furnished to them such security or indemnity as they may require. If any such missing coupon in respect of which such deduction shall have been made shall be surrendered to the paying agent under the applicable Domtar Inc. Canadian Indenture, the holder of such missing coupon shall be entitled to receive from Domtar Inc. an amount in cash representing the present value of such missing coupon, discounted at a rate of 5% per annum from the date on which interest is payable with respect to such missing coupon to the date such coupon is surrendered. A holder of a Coupon Security shall be entitled to Accrued Interest only if such holder has surrendered the coupon(s) appurtenant to such Coupon Security relating to the period for which Accrued Interest is due.

Debentureholders are advised that in the event one or both of the Debentureholders’ Resolutions described in the Circular are duly adopted and the conditions relating to the US$ Notes Exchange Offers (defined in the Circular under the caption “Exchange Offers for US$ Denominated Notes”) are satisfied or waived, Domtar Corporation intends to exercise its right to acquire the 10% Debentures (in the event the Debentureholders’ Resolution relating to the April 1987 Indenture is adopted) and the 10.85% Debentures (in the event the Debentureholders’ Resolution relating to the August 1987 Indenture is adopted) concurrently with the consummation of the US$ Notes Exchange Offers. Debentureholders are advised that in the event one or both of the Debentureholders’ Resolutions are duly adopted but the conditions relating to the US$ Notes Exchange Offers are not satisfied or waived by Domtar Corporation, Domtar Corporation reserves the right to not acquire any Domtar Inc. Canadian Debentures. In such event, any certificates representing Domtar Inc. Canadian Debentures that have been deposited will be returned to Debentureholders.

The undersigned acknowledges that following the adoption of the Amendments, in the event Domtar Corporation exercises its right to acquire Domtar Inc. Canadian Debentures, Domtar Corporation or its agent will send to the undersigned or hold for pick up, in accordance with the instructions given below, certificates representing the Domtar Corp. C$ Notes to which the undersigned is entitled. Certificates for the Domtar Corp. C$ Notes will be issued in the name of the registered holder of Domtar Inc. Canadian Debentures unless otherwise requested below. Ownership of the Domtar Inc. Canadian Debentures, including any coupons or other right related thereto, shall be transferred to Domtar Corporation, in accordance with the terms of the Amendments, on the Exchange Date. Following the exercise by Domtar Corporation of its rights to acquire Domtar Inc. Canadian Debentures in accordance with the terms of the Supplemental Indentures, all Domtar Inc. Canadian Debentures called for exchange by Domtar Corporation will be owned by Domtar Corporation and former holders of Domtar Inc. Canadian Debentures will no longer have any rights whatsoever under the Domtar Inc. Canadian Indentures or the Domtar Inc. Canadian Debentures in respect of such Domtar Inc. Canadian Debentures or any coupons relating thereto except to receive the consideration in accordance with the terms of the Amendments.

The undersigned Debentureholder covenants, represents and warrants that (i) the undersigned is the owner of the Domtar Inc. Canadian Debentures described above, (ii) such debentures are or will be owned by the undersigned free and clear of all hypothecs, mortgages, liens, charges, encumbrances, security interests and adverse claims, (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal, and (iv) all information inserted into this Letter of Transmittal by the undersigned is accurate.

The covenants, representations and warranties of the undersigned herein contained survive the completion of the adoption of the Amendments and the exercise by Domtar Corporation of its right to acquire the Domtar Inc. Canadian Debentures.

The undersigned irrevocably constitutes and appoints each officer of Domtar Inc. and Domtar Corporation and any other person designated by Domtar Corporation in writing, as the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Domtar Inc. Canadian Debentures acquired by Domtar Corporation, if any, with full power of substitution and resubstitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned: (a) register or record the transfer of such Domtar Inc. Canadian Debentures on the appropriate registers maintained by or on behalf of Domtar Inc.; (b) vote, execute and deliver as and when requested by Domtar Corporation, any instruments of proxy, authorization, resolutions or consent in form and on terms satisfactory to Domtar Corporation in respect of any such Domtar Inc. Canadian Debentures, revoke any such instrument, authorization, resolutions or consent, or designate in any such instrument, authorization or consent, any person or persons as the proxyholder or the proxy nominee or nominees of the undersigned in respect of such Domtar Inc. Canadian Debentures for all purposes including, without limitation, in connection with any meeting (or any adjournment or postponement thereof) of Debentureholders; (c) exercise any rights of the undersigned with respect to such Domtar Inc. Canadian Debentures; and (d) execute all such further and other documents, transfers or other assurances as may be necessary or desirable in the judgment of Domtar Inc. and Domtar Corporation to effectively convey Domtar Inc. Canadian Debentures to Domtar Corporation.

The undersigned revokes any and all authority, other than as granted in this Letter of Transmittal or a proxy granted for use at the applicable Debentureholders’ Meeting, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Domtar Inc. Canadian Debentures being deposited. Unless the acquisition of the applicable series of Domtar Inc. Canadian Debentures by Domtar Corporation does not proceed, no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, except a proxy granted for use at the applicable Debentureholders’ Meeting, will be granted with respect to the deposited Domtar Inc. Canadian Debentures. Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal survives the death or incapacity of the undersigned and any obligation of the undersigned hereunder is binding upon the heirs, legal representatives, successors and assigns of the undersigned.

The undersigned instructs Domtar Corporation and Computershare Investor Services Inc. to mail certificates representing the Domtar Corp. C$ Notes promptly after the exercise by Domtar Corporation of its right to acquire Domtar Inc. Canadian Debentures, by first class insured mail, postage prepaid, to the undersigned, or to hold such certificates for pick-up promptly after the date of such exercise according to the instructions given below.

If Domtar Corporation does not exercise its right to acquire the Domtar Inc. Canadian Debentures, the deposited Domtar Inc. Canadian Debentures and all other ancillary documents will be returned to the undersigned by first class insured mail, postage prepaid, at the address of the undersigned shown on the register of Debentureholders or, if Box C below has been completed, will be held for pickup by the undersigned. The undersigned recognizes that Domtar Inc. has no obligation pursuant to the instructions given below to transfer any Domtar Inc. Canadian Debentures from the name of the registered holder thereof if Domtar Corporation does not exercise its right to acquire the Domtar Inc. Canadian Debentures following the adoption of the Amendments.

By execution of this Letter of Transmittal , the undersigned is deemed to have required that any contract resulting from the adoption of the Amendment as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En utilisant cette lettre d’envoi, le soussigné est réputé avoir exigé que tout contrat attesté par la modification, tel qu’il est accepté au moyen de cette lettre d’envoi et formulaire de choix, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais.

Please read carefully the attached instructions

A.     Registration and Payment Instructions

Issue and send certificates representing the Domtar Corp. C$ Notes in the name as indicated below, and enter the address indicated below in the debenture register.

Name (please print)

Street Address

City, Province or State, Postal or Zip Code

Country

Telephone - Business Hours

Social Insurance or Social Security Number

B.     Special Delivery Instructions

To be completed ONLY if certificates representing the Domtar Corp. C$Notes are to be sent to someone other than the registered holder shown in Box A or to an address other than the address of the registered holder shown in Box A.

Mail to the name and address below:

Name (please print)

Street Address

City, Province or State, Postal or Zip Code

Country

Telephone – Business Hours

C.     Special Pick-up Instructions

Hold certificates representing the Domtar Corp. C$ Notes for pick up against counter receipt at the offices of the depositary where this letter of acceptance and transmittal is deposited.

D. U.S. Residents/Citizens U.S. residents/citizens must provide their Social Security Number or Taxpayer Identification Number:

Dated:	Signature Guaranteed By: (if required under Instruction 3)
Signature of holder or authorized representative	Authorized signature
Signature of any joint holder	Name of Guarantor (please print)
Name of Debentureholder (please print)
Name of authorized representative (please print)

INSTRUCTIONS:

1.	Use of Letter of Transmittal

(a)	This Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents should be returned to Computershare Investor Services Inc. at one of the addresses specified on the back page of this Letter of Transmittal in order for Debentureholders to receive certificates representing the Domtar Corp. C$ Notes.

(b)	The method used to deliver this Letter of Transmittal, the accompanying certificate(s) representing Domtar Inc. Canadian Debentures and all other required documents is at the option and risk of the Debentureholders, and delivery will be deemed to be effective only when such documents are actually received. Domtar Inc. recommends that the necessary documentation be hand delivered to Computershare Investor Services Inc. at one of the addresses specified on the back page of this Letter of Transmittal and a receipt obtained; otherwise, the use of registered, insured mail, with return receipt requested, is recommended.

2.	Signatures

(a)	This Letter of Transmittal must be filled in, dated and signed by the Debentureholder or by such holder’s duly authorized representative in accordance with Instruction 4.

(b)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed for transfer. If such transmitted certificate(s) is owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s), or if certificates representing the Domtar Corp. C$ Notes are to be issued to a person other than the registered owner(s):

(i)	such deposited certificate(s) must be endorsed for transfer or be accompanied by appropriate transfer power(s) of attorney properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or power(s) of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3.

3.	Guarantee of Signature

(a)

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Domtar Inc. Canadian Debentures, or if Domtar Corporation does not exercise its right to acquire the Domtar Inc. Canadian Debentures, and the Domtar Inc. Canadian Debentures are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of Debentureholders or if certificates representing the Domtar Corp. C$ Notes are to be issued to a person other than the registered owner(s), such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

(b)	An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of authority to act. Any of Domtar Inc., Domtar Corporation or Computershare Investor Services Inc. may, in their discretion, require additional evidence of authority or additional documentation.

5.	Delivery Instructions

The Box entitled “B—Special Delivery Instructions” should be completed only if the address to which certificates representing the Domtar Corp. C$ Notes is to be mailed is different from that provided in Box A. If neither Box B nor Box C is completed, certificates representing the Domtar Corp. C$ Notes will be mailed to the depositing Debentureholder at the address indicated in Box A in this Letter of Transmittal. If Box C is not completed and no address is provided in this Letter of Transmittal, then certificates representing the Domtar Corp. C$ Notes will be mailed to the address of the Debentureholder as it appears on the register of Domtar Inc. Canadian Debentures.

6.	Miscellaneous

(a)	If the space provided above in “Description of Domtar Inc. Canadian Debentures transmitted” is insufficient, the requested information should be set out in a separate list and attached to this Letter of Transmittal.

(b)	If Domtar Corp. C$ Notes are to be issued in different forms (e.g., “John Doe” and “J. Doe”), a separate Letter of Transmittal should be completed and signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted.

(d)	Additional copies of this Letter of Transmittal may be obtained from Computershare Investor Services Inc. at one of the addresses specified on the back page of this Letter of Transmittal.

(e)	Domtar Inc. and Domtar Corporation reserve the right, if they so elect collectively, in their absolute discretion, to instruct Computershare Investor Services Inc. to waive any defect or irregularity contained in any Letter of Transmittal received by them.

(f)	It is strongly recommended that, prior to completing this Letter of Transmittal, the undersigned read the accompanying Circular.

7.	Lost Certificates

If a certificate representing Domtar Inc. Canadian Debentures has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to Computershare Investor Services Inc. Computershare Investor Services Inc. will respond to the Debentureholder with the replacement requirements which must be completed and submitted in good order to Computershare Investor Services Inc.

8.	Governing Law

This Letter of Transmittal and any agreement resulting therefrom shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

9.	Assistance

Georgeson, Scotia Capital Markets Inc. and Computershare Investor Services Inc. (see back cover for addresses and telephone numbers) or your broker or other financial advisor will be able to assist you in completing this Letter of Transmittal.

Please direct all inquiries to:

The information agent at:

100 University Avenue

11th Floor, South Tower

Toronto, Ontario

M5J 2Y1

North American Toll Free Number: 1-888-605-8384

The Dealer Manager at:

SCOTIA CAPITAL INC.

40 King Street West

Toronto, Ontario

M5W 2X6

Phone: (416) 863-7257

Attention: Larry Small, Director, Head of Syndication

The depositary at:

COMPUTERSHARE INVESTOR SERVICES INC.

Toll Free Telephone: 1-866-245-4053

Toronto

By Registered Mail, by Hand or by Courier

100 University Avenue

9th Floor

Toronto, Ontario M5J 2Y1

Attn: Corporate Actions

Montreal

By Hand or by Courier

650 De Maisonneuve Blvd W

Suite 700

Montreal QC H3A 3S8

Attn: Corporate Actions